UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2014

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.

Newport Corporation (the “Registrant”) intends to use certain presentation materials for investor meetings beginning on January 15, 2014.  The Registrant will also present the materials at the Needham Growth Conference at 10:00 am EST on Thursday, January 16, 2014.  Slide 13 of these presentation materials includes the following information regarding the Registrant’s expected financial results for the quarter ended December 28, 2013:

“Fourth Quarter 2013

•                  Fourth Quarter Guidance Provided October 30, 2013:

•                  Sales To Be in the Range of $139 - $145 Million

•                  Non-GAAP Operating Income and Net Income Per Diluted Share To Be Slightly Lower Than Q3 2013 Level

•                  Due to Stronger Than Expected Fourth Quarter Performance, We Now Expect to Exceed the Guidance in Both Sales and Profit

•                  Fourth Quarter Orders Expected To Exceed Sales (Book-to-Bill > 1.0) For Fourth Consecutive Quarter, Including the Previously Announced $14 Million Agreement With an OEM Customer for the Collaborative Development of Opto-Mechanical Subsystems for a Next-Generation Semiconductor Equipment Application.”

The presentation can be viewed through a live webcast available at http://wsw.com/webcast/needham64/newp and in the “Investor Presentations” section of the “Investor Information” page on the Registrant’s website at www.newport.com/investors.  A replay will also be available for 90 days after the live presentation at these sites.  A copy of the presentation materials, entitled “Newport Investor Presentation — January 2014,” has been posted in the “Investor Presentations” section of the “Investor Information” page on the Registrant’s website.

This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Item 7.01 — Regulation FD Disclosure.

On January 14, 2014, the Registrant entered into an Asset Purchase Agreement with MRSI Systems, LLC (“MRSI”), pursuant to which the Registrant agreed to sell, and MRSI agreed to purchase, substantially all of the assets of the Registrant’s advanced packaging systems business located in North Billerica, Massachusetts.  The transaction is subject to customary closing conditions, and is expected to close in January 2014.

This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT CORPORATION

Date: January 15, 2014	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary